Exhibit 99.1
FOR IMMEDIATE RELEASE

    ACCESS INTEGRATED TECHNOLOGIES, INC. ANNOUNCES FISCAL 2005 FOURTH QUARTER
                              AND YEAR-END RESULTS

     - Revenue Growth Continues Driven by Both New and Existing Businesses -

MORRISTOWN, N.J. - JUNE 27 2005 - ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT" OR THE "COMPANY") (AMEX: AIX) reported a 48% increase in revenues, to a record $10,651,000 for the fiscal year ended March 31, 2005. For the full fiscal year, the company posted an EBITDA(1) (defined below) loss of $1,708,000, an Adjusted EBITDA loss $1,205,000, and a net loss of $6,788,000 or $0.70 per diluted share. The net loss includes non-cash expenses for depreciation, amortization and non-cash interest aggregating $4,824,000.

For the fourth quarter ended March 31, 2005, the company reported a 51% increase in revenues to a record of $3,516,000. EBITDA and Adjusted EBITDA in the fiscal fourth quarter was a loss of $571,000, and a net loss of $2,801,000 or $0.27 per basic and diluted share. The net loss for the quarter includes non-cash expenses for deprecation, amortization, and non-cash interest totaling $1,942,000.

FOURTH FISCAL QUARTER AND FISCAL YEAR HIGHLIGHTS

o Revenues for the fourth quarter increased by 51%, to $3,516,000 from $2,329,000 in the comparable year ago period. Revenues for the fiscal year ended March 31, 2005 increased to $10,651,000, compared to revenues of $7,201,000 reported in the year ago period, a 48% increase. Fiscal 2005 fourth quarter and full-year results included the revenue from the company's acquisition of substantially all the assets of FiberSat Global Services LLC in November 2004 and modest positive revenue impact from the acquisition of the Pavilion Movie Theatre/Entertainment Complex in February 2005, late in the quarter.

o EBITDA for the three and twelve months ended March 31, 2005 was a loss of $571,000 and $1,708,000 respectively, compared to an EBITDA of $95,000 and $305,000 in the comparable year ago periods, respectively. The decrease in EBITDA was primarily due to increased selling, general and administrative expenses associated with an overall higher headcount and support services related to the increased size of the company, a doubtful accounts provision established in September 2004 related to the bankruptcy of a large data center customer, and increased research and development expenses associated primarily with the successful development of the Theatrical Distribution System International software application. Adjusted EBITDA(1) (defined below), which also excludes non-cash stock based compensation, for the three and twelve month periods ended March 31, 2005 was a loss of $571,000 and $1,205,000, respectively, compared to adjusted EBITDA $100,000 and $320,000 in the comparable year ago periods, respectively.

o Loss from operations in the March 2005 quarter increased to $1,886,000, from a loss of $725,000 in the March 2004 quarter. Loss from operations for the fiscal year ended March 2005 increased to $5,700,000 from a loss of $2,505,000 reported in the year ended March 2004. The increased loss was due to the reasons referenced above in the EBITDA discussion, as well as higher depreciation and amortization resulting from our increased asset base.

o Net loss available to common stockholders for the three and twelve months ended March 31, 2005 decreased to $2,801,000 and $6,788,000, respectively compared to losses of $2,472,000 and $6,613,000 in the year ago periods. Net loss available to common stockholders in the three months ended March 31, 2004 includes certain non-recurring, non-cash charges aggregating $1,547,000, including one-time non-cash interest expense accretion related to the March 2004 exchange of notes payable for Class A Common Stock and new convertible notes and a loss on the early extinguishment of debt.

--------
(1) EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, and other income/(expense), net, and non-recurring items. Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income/(expense), net, non-recurring items, and non-cash stock-based compensation. EBITDA and Adjusted EBITDA are presented because management believes it provides additional information with respect to the performance of its fundamental business activities. A reconciliation of EBITDA to GAAP net income is included in the table attached to this release. EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under Generally Accepted Accounting Principles, and may be defined differently by others.

o  On February  11, 2005,  the company  completed a  previously  announced  $7.6 million private financing of 4-year Convertible Debentures. The Debentures bear interest at the rate of 7 percent per year and are convertible into shares of ACCESSIT's Class A common stock at the price of $4.07 subject to possible adjustments from time to time.

o In addition, in mid-February 2005, the Company completed the acquisition of the business and assets of the Pavilion. The Pavilion serves as a digital cinema showcase for the company's broad range of digital cinema solutions, and following its recent modernization, is the country's foremost digital cinema complex, currently housing five state-of-the-art digital projectors, a satellite dish and central server with Theatre Command Center software, all in current use for paying customers. The purchase price consisted of $3.3 million in cash and a $1.7 million 5-year note.

Bud Mayo, Chief Executive Officer of ACCESSIT, stated, "Fiscal 2005 was a year of significant investment for ACCESSIT, the benefits of which are just beginning to be reflected in our business. Recent product introductions, such as TDS International and our hardware agnostic Theatre Command Center software systems, greatly expands ACCESSIT`s position as the only company capable of combining proven digital cinema technologies with real-world experience. Our capabilities now span the spectrum from global content scheduling, management, accounting and delivery solutions for content owners through to theater operations management for exhibitors. The year ahead will be an exciting one for ACCESSIT as the number of theatres converting to digital dramatically expands and the digital cinema revolution gathers additional momentum."

CONFERENCE CALL NOTIFICATION
ACCESSIT will host a conference call to discuss its financial results at 10:30 a.m. EDT on Monday, June 27, 2005. The conference can be accessed by dialing 617.786.4514, passcode 60047585 at least five minutes before the start of the call. The conference call will also be webcast simultaneously and will be accessible via the web on ACCESSIT's Web site, WWW.ACCESSITX.COM. A replay of the call will be available at 617-801-6888, passcode 47952063 through Tuesday, July 5, 2005.

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is an early mover in offering a fully managed storage and electronic delivery service for owners and distributors of digital content to movie theaters and other venues. Supported by its robust platform of fail-safe Internet data centers, ACCESSIT is able to leverage the market-leading role of its Theatrical Distribution System (TDS) with its innovative digital delivery capabilities and in-theatre software systems to provide the highest level of technology available to enable the emerging Digital Cinema industry to transition from film without changing workflows. For more information on ACCESSIT, visit www.accessitx.com.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, along with ACCESSIT 's filings with the Securities and Exchange Commission, including ACCESSIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT undertakes no specific obligation or intention to update these statements after the date of this release.

                                      # # #
Contact:

Suzanne Tregenza Moore                    Michael Glickman
ACCESSIT                                  The Dilenschneider Group
55 Madison Avenue                         212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
WWW.ACCESSITX.COM

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except for share and per share data)
                                    (audited)
                                                         THREE MONTHS ENDED
                                                               MARCH 31,
                                                          2004       2005
Revenues:
 Media services...................................      $  719     $1,547
 Data center services.............................       1,610      1,969
                                                         -----      -----
               Total revenues.....................       2,329      3,516

Costs of revenues (exclusive of depreciation shown below):
 Media services, including amortization of
 software development costs of $43 and $149 for
 2004 and 2005....................................          94        770
 Data center services.............................         930      1,026
                                                    ---------- ----------
                Total costs of revenues...........       1,024      1,796

Gross profit......................................       1,305      1,720

Operating expenses:
Selling, general and administrative (excludes non-
cash stock-based compensation of $5 in 2004 and
$0 in 2005........................................      1, 172      2,019
Provision for doubtful accounts...................          29         43
Research and development..........................          47        378
Non-cash stock-based compensation.................           5         --
Depreciation and amortization.....................         777      1,166
                                                     ---------  ---------
               Total operating expenses...........       2,030      3,606
                                                     ---------  ---------
Loss from operations..............................       (725)    (1,886)

Interest expense, net.............................       (147)      (322)
Loss on early extinguishment of debt..............       (126)         --
Non-cash interest expense.........................     (1,521)      (677)
Other (expense) income, net.......................        (38)          6
                                                     ---------  ---------
Net loss before income taxes......................     (2,557)    (2,879)

Income tax benefit................................          85         78
                                                     ---------  ---------

Net loss..........................................     (2,472)    (2,801)
                                                     ---------  ---------

Net loss available to common stockholders.........   $ (2,472)  $ (2,801)
                                                     =========  =========
Net loss available to common stockholders per
 common share:
    Basic and diluted.............................   $  (0.32)  $  (0.27)
                                                     =========  ==========
Weighted average number of common shares outstanding:
     Basic and diluted............................   7,664,934  10,391,502
                                                     =========  ==========

                      Access Integrated Technologies, Inc.
                     EBITDA and Adjusted EBITDA (as defined)
                        Reconciliation to GAAP Net Income
                                 (In thousands)
                                                      THREE MONTHS ENDED
                                                    MARCH 31,   MARCH 31,
                                                       2004        2005
                                                          (unaudited)
Net loss                                           $ (2,472)    $ (2,801)
ADD BACK:
  Amortization of software development                    43          149
  Depreciation and amortization                          777        1,166
   Interest expense                                      147          322
   Non-cash interest expense                           1,521          677
   Income tax benefit                                   (85)         (78)
   Other expense (income), net                            38          (6)
                                                     -------    ---------
EBITDA (as defined)                                   $   95    $   (571)
                                                     -------    ---------

ADD BACK:
   Non-cash stock-based compensation                       5            -
                                                     -------    ---------
Adjusted EBITDA (as defined)                         $   100    $   (571)
                                                     -------    ---------

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except for share and per share data)
                                    (audited)
                                                     FOR THE FISCAL YEARS ENDED
                                                              MARCH 31,
                                                          2004       2005
Revenues:
 Media services...................................     $ 1,356    $ 4,043
 Data center services.............................       5,845      6,608
                                                      --------    -------
                Total revenues....................       7,201     10,651
Costs of revenues (exclusive of depreciation
 shown below):
 Media services, including amortization of software
 development costsof $118 and $369 for 2004
 and 2005.........................................         152      1,696
 Data center services.............................       3,515      4,115
                                                     ---------   --------
                Total costs of revenues...........       3,667      5,811
Gross profit......................................       3,534      4,840
Operating expenses:
Selling, general and administrative (excludes
 non-cash stock-based compensation of $15 in
 2004 and $4 in 2005).............................       3,204      5,607
Provision for doubtful accounts...................          73        640
Research and development..........................          55        666
Non-cash stock-based compensation.................          15          4
Depreciation and amortization.....................       2,692      3,623
                                                     ---------  ---------
              Total operating expenses............       6,039     10,540
                                                     ---------  ---------
Loss from operations..............................     (2,505)    (5,700)

Interest expense, net.                                   (536)      (600)
Loss on early extinguishment of debt..............       (126)         --
Non-cash interest expense.........................     (1,823)      (832)
Other (expenses) income, net......................        (52)         23
                                                     ---------  ---------
Net loss before income taxes......................     (5,042)    (7,109)
Income tax benefit................................         212        311
                                                     ---------  ---------
Net loss before minority interest in subsidiary...     (4,830)    (6,798)
Minority interest in subsidiary...................          25         10
                                                     ---------  ---------
Net loss                                               (4,805)    (6,788)

Accretion related to redeemable convertible
 preferred stock..................................     (1,588)         --
Accretion of preferred dividends..................       (220)         --
                                                    ----------  ------ --
Net loss available to common stockholders.........  $  (6,613) $  (6,788)
                                                    ========== ==========
Net loss available to common stockholders per common share:
     Basic and diluted............................ $    (1.37) $    (0.70)
                                                   =========== ===========
Weighted average number of common shares outstanding:
     Basic and diluted............................   4,826,776  9,668,876
                                                     =========  =========

                      Access Integrated Technologies, Inc.
                     EBITDA and Adjusted EBITDA (as defined)
                        Reconciliation to GAAP Net Income
                                 (In thousands)
                                                           YEARS ENDED
                                                    MARCH 31,   MARCH 31,
                                                       2004        2005
                                                         (unaudited)
Net loss                                           $ (4,805) $   (6,788)
ADD BACK:
   Amortization on software development                  118         369
   Depreciation and amortization                       2,692       3,623
   Interest expense                                      536         600
   Non-cash interest expense                           1,823         832
   Loss on early extinguishment of debt                  126          --
   Income tax benefit                                  (212)       (311)
   Minority interest                                    (25)        (10)
   Other expenses (income), net                           52        (23)
                                                   ---------  ----------
EBITDA (as defined)                                $     305  $  (1,708)
                                                   ---------  ----------

ADD BACK:
Provision for customer related unbilled revenue           --         499
Non-cash stock-based compensation                         15           4
                                                   ---------  ----------
Adjusted EBITDA (as defined)                       $     320   $ (1,205)
                                                   ---------  ----------

                      Access Integrated Technologies, Inc.
                           Consolidated Balance Sheets
                        (In thousands, except share data)
                                    (audited)

                                                        March 31,     March 31,
                                                          2004           2005
                                                          ----           ----
Assets
   Current assets
   Cash and cash equivalents                        $     2,330     $   4,779
   Accounts receivable, net                                 509           947
   Prepaid and other current assets                         296           762
   Unbilled revenue                                           8           550
                                                    ------------   -----------
       Total current assets                               3,143         7,038

Property and equipment, net                               5,865        14,261
Intangible assets, net                                    4,200         3,337
Capitalized software costs, net                           1,430         1,622
Goodwill                                                  5,378        10,363
Deferred costs                                               91           726
Unbilled revenue, net of current portion                    596            69
Security deposits                                           472           361
                                                     -----------  -----------
       Total assets                                  $   21,175   $    37,777
                                                     ==========   ===========

Liabilities, redeemable stock and stockholders' equity
   Current liabilities
   Accounts payable and accrued expenses            $     1,371 $       2,415
   Current portion of notes payable                         650         1,415
   Current portion of customer security deposits             38           116
   Current portion of capital leases                        115           432
   Current portion of deferred revenue                      755           884
   Current portion of deferred rent expense                   2            42
                                                    -----------    ----------
   Total current liabilities                              2,931         5,304
                                                    -----------    ----------

   Notes payable, net of current portion                  5,589        12,682
   Customer security deposits, net of current portion       117           161
   Deferred revenue, net of current portion                 271            95
   Capital leases, net of current portion                    35         6,058
   Deferred rent expense                                    884           970
   Minority interest in subsidiary                           10            --
   Deferred tax liability                                 1,520         1,210
                                                     ----------    ----------
       Total liabilities                                 11,357        26,480
                                                     ----------    ----------

Commitments and contingencies

Redeemable Class A common stock, issued and
 outstanding, 2004 and 2005 - 53,534 shares,
 respectively                                                238          250

Stockholders' equity
 Class  A  common  stock,  $0.001  par  value
 per  share;  40,000,000  shares authorized;
 shares issued and outstanding, 2004 - 7,281,730
 and 2005 shares issued 9,433,328 and shares
 outstanding - 9,361,888, respectively                        7             9

 Class  B  common  stock,  $0.001  par  value
 per  share;  15,000,000  shares authorized;
 shares issued and outstanding, 2004 and 2005
 1,005,000 and 965,811 shares                                 1             1
   Additional paid-in capital                            24,271        32,696
   Treasury Stock, at cost; 51,440 shares                    --         (172)
   Accumulated deficit                                 (14,699)      (21,487)
                                                   ------------    ----------
       Total stockholders' equity                         9,580        11,047
                                                   ------------    ----------

       Total Liabilities, Redeemable Stock
       and Stockholders' Equity                     $    21,175    $   37,777
                                                    ===========    ==========